UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2023

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 6000	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 OTHER EVENTS
As previously disclosed, as part of the acquisition of Bridg, Inc. (“Bridg”) and pursuant to the terms of the Agreement and Plan of Merger dated as of April 12, 2021, as amended (the “Merger Agreement”), by and among Cardlytics, Inc., (the “Company”), Mr. T Merger Sub, Inc, Bridg, and Shareholder Representative Services LLC (the “Stockholder Representative”), the Company agreed to make two earnout payments – the First Anniversary Payment Amount and the Second Anniversary Payment Amount – based on the First Anniversary ARR and the Second Anniversary ARR of Bridg, respectively. In June 2022, the Company calculated the First Anniversary ARR and the First Anniversary Payment Amount and provided the calculation to the Stockholder Representative. The Stockholder Representative objected to these calculations, and the dispute over these matters was then referred to an Independent Accountant, as contemplated by the relevant dispute resolution provision of the Merger Agreement.
On April 28, 2023, the Independent Accountant made its determination of the appropriate amount of the First Anniversary ARR, determining the First Anniversary ARR to be $23,175,326. Consequently, based on the First Anniversary ARR as calculated by the Independent Accountant, the First Anniversary Payment Amount would be $208,077,897, inclusive of brokerage fees and transaction bonuses and accounting for all true-ups and credits.
The Company must pay at least 30% of the First Anniversary Payment Amount in cash, and can elect to pay the remainder of the First Anniversary Payment Amount in cash or its common stock, based on a share price of $40.15 per share, or a combination thereof. In the event the Company chooses to pay 30% of the First Anniversary Payment Amount, as determined by the Independent Accountant, in cash and the remainder in its common stock, the Company would pay $72,596,417 in cash and deliver 3,374,383 shares of its common stock to complete the First Anniversary Payment Amount, inclusive of brokerage fees and transaction bonuses and accounting for all true-ups and credits.
Additionally, the Company now estimates the Second Anniversary ARR to be less than the First Anniversary ARR, and thus the Second Anniversary Payment Amount to be $0, inclusive of brokerage fees and transaction bonuses and accounting for all true-ups and credits.
In sum, based on the Independent Accountant’s determination with respect to the First Anniversary Payment Amount, the Company would pay $72,596,417 in cash and deliver 3,374,383 shares of its common stock, which has a market value of $21,899,746 based on the closing price of the Company’s common stock on Friday, April, 28, 2023, to complete all earnout payment obligations contemplated by the Merger Agreement.
All capitalized terms not defined in this Form 8-K are defined in the Merger Agreement, which was initially filed as an exhibit to the Company’s Form 10-Q for the quarter ending June 30, 2021 and later filed as an exhibit to the Company’s Form 8-K dated November 18, 2021.
Forward Looking Statements
This report includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. These statements include the amount of the First Anniversary Payment Amount that the Company would pay in cash and its common stock and the amount of the Second Anniversary Payment Amount. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements may differ materially from the future results, performance and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. A description of the risks and uncertainties that may arise are set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2023 and the Company’s other periodic reports that it files with the Securities and Exchange Commission from time to time. The statements made in this report are based on information available to the Company as of the date of this report and the Company undertakes no obligation to update any of the forward-looking statements after the date of this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	May 1, 2023	By:	/s/ Andrew Christiansen
Andrew Christiansen
Chief Financial Officer (Principal Financial and Accounting Officer)